UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2015

EVINE Live Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices)

(952) 943-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 8, 2015, EVINE Live Inc. (the “Company”), as lead borrower, and certain of its subsidiaries as borrowers, entered into a fifth amendment to its revolving credit and security agreement (the “Credit Agreement”) with PNC Bank, N.A. (“PNC”), a member of The PNC Financial Services Group, Inc. (NYSE: PNC), as lender and agent, as previously amended.

Among other things, the fifth amendment to the Credit Agreement increases the size of the revolving line of credit under the credit facility from $75 million to $90 million and extends the term of the credit facility until May 1, 2020.

A copy of the fifth amendment is filed as Exhibit 10.1 hereto and is incorporated by reference herein. A copy of the Credit Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed on February 10, 2012, a copy of the first amendment to the Credit Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed on May 7, 2013, a copy of the second amendment to the Credit Agreement is filed as Exhibit 10.1 to the Company’s Form 10-Q filed on September 6, 2013, a copy of the third amendment to the Credit Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed on January 31, 2014 and a copy of the fourth amendment to the Credit Agreement is filed as Exhibit 10.1 to the Company’s 8-K filed on March 9, 2015, each of which is also incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Form 8-K is herein incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Fifth Amendment to Revolving Credit, Term Loan and Security Agreement, dated October 8, 2015, among EVINE Live Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, PNC Bank National Association, as a lender and agent and certain other lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 13, 2015	EVINE LIVE INC.

	By:	/s/ Russell Nuce
Russell Nuce Executive Vice President and Chief Strategy Officer

EXHIBIT INDEX

No.	Description

10.1	Fifth Amendment to Revolving Credit, Term Loan and Security Agreement, dated October 8, 2015, among EVINE Live Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, PNC Bank National Association, as a lender and agent and certain other lenders.